AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

This Amendment dated as of September 30, 2020, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated July 1, 2020, between Invesco Advisers, Inc. (the “Adviser”) and each of Invesco Canada Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Oppenheimer Global Fund	Invesco Global Fund
Invesco Oppenheimer Global Focus Fund	Invesco Global Focus Fund
Invesco Oppenheimer Global Opportunities Fund	Invesco Global Opportunities Fund
Invesco Oppenheimer International Equity Fund	Invesco International Equity Fund
Invesco Oppenheimer International Small-Mid Company Fund	Invesco International Small-Mid Company Fund;

NOW, THEREFORE, the parties agree that;

1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

“EXHIBIT A

Funds

Invesco Advantage International Fund Invesco Asia Pacific Growth Fund Invesco European Growth Fund Invesco Global Focus Fund Invesco Global Fund Invesco Global Growth Fund Invesco Global Opportunities Fund Invesco International Core Equity Fund Invesco International Equity Fund Invesco International Growth Fund Invesco International Select Equity Fund

Invesco International Small-Mid Company Fund Invesco MSCI World SRI Index Fund Invesco Oppenheimer International Growth Fund Invesco Select Opportunities Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By: /s/ Jeffrey H. Kupor
Name: Jeffrey H. Kupor
Title: Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By: /s/ Harsh Damani
Name: Harsh Damani
Title: CFO Funds

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH

Sub-Adviser

By: /s/ Alexander Taft /s/ Doris Pittlinger
Name: Alexander Taft Doris Pittlinger
Title: DIRECTOR

INVESCO ASSET MANAGEMENT
LIMITED

Sub-Adviser

By: /s/ Colin Fitzgerald
Name: Colin Fitzgerald
Title: DIRECTOR

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By: /s/ Takashi Matsuo
Name: Takashi Matsuo
Title: CAO & Head of Human Resources

INVESCO HONG KONG LIMITED

Sub-Adviser

By: /s/ Lee Siu Mei /s/ Pang Sin Chu
Name: Lee Siu Mei / Pang Sin Chu
Title: Head of Finance, GC / Director, GDS, AP

INVESCO SENIOR SECURED
MANAGEMENT, INC.

Sub-Adviser

By: /s/ Stephen Swanson
Name: Stephen Swanson
Title: Secretary & General Counsel